Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 10, 2015, with respect to the consolidated financial statements of Southwest Bancorp, Inc. incorporated by reference in this Current Report (Form 8-K) and in the Registration Statements (Form S-8 Nos. 333-134240, 333-134241, 333-134276, 333-134301, 333-134356, 333-138629, 333-186253, 333-186254, 333-197708 and 333-206160) of Simmons First National Corporation.

/s/ Ernst & Young LLP

Dallas, Texas

March 19, 2018